UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On December 10, 2004, Peter T. Dameris, our Chief Executive Officer and President, was appointed to the Board of Directors of On Assignment, Inc.  Mr. Dameris has been our Chief Executive Officer and President since September 27, 2004.  Prior to such appointment, Mr. Dameris had been our Executive Vice President and Chief Operating Officer since November 2003.  From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries.  From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded IT consulting/staffing company.  Mr. Dameris’ positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary.  In June 2000, Mr. Dameris successfully negotiated the sale of Metamor Worldwide for $1.9 billion.  Mr. Dameris is a member of the Board of Directors of Bindview Corporation, a publicly traded provider of information technology management and security software.  Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor’s in Business Administration from Southern Methodist University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 14, 2004	/s/ Ronald W. Rudolph
Ronald W. Rudolph
Executive Vice President, Finance
and Chief Financial Officer